As filed with the Securities and Exchange Commission on April 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	20-8814402
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1975 Waddle Road

State College, Pennsylvania 16803

(814) 278-7267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher K. Hulburt

1975 Waddle Road

State College, Pennsylvania 16803

(814) 278-7267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Charles L. Strauss, Esq. Fulbright & Jaworski L.L.P. Fulbright Tower 1301 McKinney, Suite 5100 Houston, Texas 77010 Telephone: (713) 651-5535 Facsimile: (713) 651-5246	James M. Prince Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 Telephone: (713) 758-2222 Facsimile: (713) 758-2346

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-150120

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $.001 par value	575,000	$20.75	$11,931,250	$469

(1)	Includes common stock issuable upon exercise of the underwriters’ over-allotment option.

(2)	Based on the public offering price.

(3)	The registrant has previously paid $5,918 in connection with the Registrant’s Registration Statement or Form S-1 (File No. 333-150120).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with respect to the registration of additional shares of the Common Stock, $.001 par value per share, of Rex Energy Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the earlier effective registration statement on Form S-1 (File No. 333-150120) are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

Rex Energy Corporation hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on April 30, 2008), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on April 30, 2008.

REX ENERGY CORPORATION (Registrant)

By:	/S/ BENJAMIN W. HULBURT
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Lance T. Shaner	Chairman	April 30, 2008

* Daniel J. Churay	Director	April 30, 2008

* John W. Higbee	Director	April 30, 2008

* John A. Lombardi	Director	April 30, 2008

/S/ BENJAMIN W. HULBURT Benjamin W. Hulburt	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2008

/S/ THOMAS C. STABLEY Thomas C. Stabley	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2008

* By:	/S/ CHRISTOPHER K. HULBURT
Christopher K. Hulburt
Attorney-in-Fact

Pursuant to a Power of Attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-150120) filed with the Securities and Exchange Commission.

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EXHIBIT LIST

EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

Exhibit Number	Exhibit Title
5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Malin, Bergquist & Company, LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Surtek, Inc.

23.4	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-150120) filed with the Securities and Exchange Commission and incorporated by reference herein).

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